Doc ID: 018320540004 Type: CRP
Recorded: 01/03/2018 at 11:54:03 AM
Fee Amt: $26.00 Page 1 of 4
Gaston, NC
Susan S. Lockridge Register of Deeds
BK 4954 PG 1661-1664

4 RECORDING FEE 26.00

Return to after recording to: James W. Stancil #14
Prepared by James W. Stancil

STATE OF NORTH CAROLINA
COUNTY OF GASTON

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT ("Agreement") is dated as of the 14 day of November, 2017, by and between EDA HOLDINGS, LLC, a North Carolina limited liability company, (the "Maker") and HOLLY FAYE MHP LLC (the "Borrower").

RECITALS:

A. Holly Faye Davis made a loan to the Maker in the original principal amount of $513,000.00 ("Loan") pursuant to the terms and conditions contained in a Promissory Note dated August 28, 2017 payable to the order of the Holly Faye Davis (including all renewals, extensions, modifications and substitutions thereof, the "Note"). Payment of the Note is secured by a first priority lien on the Maker's property and improvements thereon situated in Gaston County, North Carolina, ("Property") more particularly described, in a Deed of Trust dated August 28, 2017, granted to James Stancil, Trustee, recorded in Book 4931 at Page 669 in the office of the Register of Deeds of Gaston County, North Carolina (the "Deed of Trust").

B. The Note, the Deed of Trust, and all other documents evidencing and securing the Loan, and all amendments, extensions and renewals thereof, are referred to herein as the "Loan Documents".

C. Borrower has agreed to acquire the Property from the Maker subject to the Loan Documents, to assume and pay all sums due under the Loan Documents, and to perform all obligations of Maker under the Loan Documents subject to the terms of this Agreement.

D. Maker certifies and affirms that all payments on the Note are current and that Maker is not in default in any terms of said Note.

In consideration of the foregoing recitals, the mutual covenants contained herein, and other good and valuable consideration, the receipt of which are hereby acknowledged, the parties agree as follows:

1. **Assignment.** The Maker hereby transfers, sets over, and assigns to Borrower all of Maker's right, title, obligation, and interest in, to, and under the Loan Documents and the Borrower hereby accepts the same.

2. **Assumption of Obligation and Agreement to Pay.** Borrower hereby assumes and agrees to be bound by and to repay all indebtedness owed by Maker to Holly Faye Davis under, and evidenced by, the Loan Documents and to pay the same to any person, corporation, or entity who holds the Loan Documents by assignment from Holly Faye Davis. Borrower hereby acknowledges the receipt of copies of the Loan Documents. As an inducement to Holly Faye Davis to enter into this Agreement, Borrower agrees that it will pay or cause to be paid directly to Holly Faye Davis or in accordance with directions received from Holly Faye Davis all payments due under such documents, regardless of any right of set off, counterclaim, or other defense which Borrower may have against Maker. Borrower agrees to execute and deliver all instruments and take all actions as Holly Faye Davis from time to time may reasonably request in order that Holly Faye Davis shall obtain the full benefit of this Agreement and shall have the rights and powers herein created.

3. **Balance Due on Note.** The outstanding principal balance due on the Note is $513,000.00 as of the date of this Agreement.

4. **No Waiver of Rights.** Except as expressly stated herein with regard to the modifications to the Loan Documents, nothing contained in this Agreement shall be construed as a waiver by Holly Faye Davis of the right to enforce against Borrower any and all its rights under the Loan Documents.

5. **Waiver and Consent.** The Borrower hereby expressly consents to, ratifies, and waives any objection to this Agreement and any other agreement which amends the Loan Documents. The Borrower agrees that the Deed of Trust shall continue in full force and effect, and that it shall not be discharged or released in whole or in part by this Agreement. In addition, Borrower acknowledges that its obligations under the Loan Documents shall be continuing, absolute, and unconditional and shall remain in full force and effect until the principal of and interest due on the Note are paid in full.

6. **Events of Default.** Violation of any of the terms, conditions, covenants, and provisions of this Agreement shall constitute a material event of default under the Loan Documents.

7. **Amendment.** This Agreement and the Loan Documents may be amended, modified, or discharged only in writing. No consent or joinder of Maker is necessary to amend, extend, or modify this Agreement or the Loan Documents.

8. **Counterparts.** This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. **Severability.** The invalidity or unenforceability of any one or more phrases, sentences, clauses, sections, or articles contained in this Agreement shall not affect the validity or enforceability of the remaining portions or any part thereof.

10. **Governing Law.** This Agreement has been executed and shall be performed in the State of North Carolina and, notwithstanding any principles of conflicts of laws, the internal laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered under seal by authority duly given by the duly empowered officers, partners or managers, all as of the date first above written.

MAKER:
EDA HOLDINGS, LLC

By: ______________________ (SEAL)
Tony Dale Duncan, Member

BORROWER:
HOLLY FAYE MHP LLC

By: ______________________
RAYMOND M. GEE, PRESIDENT, MANUFACTURED HOUSING PROPERTIES INC, SOLE MEMBER and Manager

STATE OF NORTH CAROLINA
COUNTY OF GASTON

I, a Notary Public of said County and State, certify that Tony Dale Duncan personally came before me this day and acknowledged that he is a Member of EDA Holdings, LLC, and that he as Member and being authorized to do so, executed the foregoing on behalf of the limited liability company.

Witness my hand and official stamp or seal, this 5th day of ~~November~~ December, 2017.

Notary Public

My commission expires: 10-26-22

(Seal)

JAMES W. STANCIL
Notary Public
Gaston County, NC
My Commission Expires: Oct. 26, 2022

STATE OF NORTH CAROLINA
COUNTY OF Mecklenburg

I, Susan C. Walsh, a Notary Public of Mecklenburg County, North Carolina, do hereby certify that Raymond M. Gee, President of Manufactured Housing Properties, Inc. personally appeared before me this day and acknowledged that he/she is Manager of Holly Faye MHP LLC, and being duly authorized to do so, executed the foregoing on behalf of the limited liability company.

Witness my hand and notarial seal this 28th day of November December, 2017.

My commission expires:
September 21, 2022

Notary Public

[SEAL]

SUSAN C. WALSH
NOTARY PUBLIC
Mecklenburg County
North Carolina
My Commission Expires Sept. 21, 2022